SHAREHOLDERS MEETING RESULTS



1. The shareholders of the Fund approved a new investment advisory agreement on substantially the same terms as the current agreement.



For

No. of Shares:  266,145.190

% of Outstanding Shares:  53.385%

% of Shares Voted:  95.130%



Against

No. of Shares:  8,512.560

% of Outstanding Shares:  1.708%

% of Shares Voted:  3.043%



Abstain

No. of Shares:  5,110.800

% of Outstanding Shares:  1.025%

% of Shares Voted:  1.827%



TOTAL

No. of Shares:  279,768.550

% of Outstanding Shares:  56.118%

% of Shares Voted:  100.000%





2.  The shareholders of the Fund ratified Price Waterhouse LLP as the independent accountants for O.R.I. Growth Fund for the year ending November 30, 1997.



For

No. of Shares:  275,943.040

% of Outstanding Shares:  55.351%

% of Shares Voted:  98.632%



Against

No. of Shares:  1,069.320

% of Outstanding Shares:  0.214%

% of Shares Voted:  0.383%



Abstain

No. of Shares:  2,756.190

% of Outstanding Shares:  0.553%

% of Shares Voted:  0.985%



TOTAL

No. of Shares:  279,768.550

% of Outstanding Shares:  56.118%

% of Shares Voted:  100.000%